EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2024

Results Summary1

•	Record quarterly revenue of $1.636 billion, up approximately 11% year over year (YoY), exceeding the mid-point of guidance.

•	Quarterly GAAP earnings per diluted share (EPS) of $1.79; non-GAAP EPS of $3.40, up approximately 13% YoY, exceeding guidance.

•	Achieved record full-year 2024 revenue of $6.127 billion, up approximately 15% YoY, while improving non-GAAP operating margin and delivering approximately 25% non-GAAP EPS growth.

•	Expecting to deliver double digit revenue growth in 2025 while preparing for Ansys acquisition close, which remains on-track for the first half of 2025.

SUNNYVALE, Calif. – Dec. 4, 2024 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2024. Revenue for the fourth quarter of fiscal year 2024 was $1.636 billion, compared to $1.467 billion for the fourth quarter of fiscal year 2023. Revenue for fiscal year 2024 was $6.127 billion, an increase of approximately 15% from $5.318 billion in fiscal year 2023.

[1]

On September 30, 2024, Synopsys completed the sale of its Software Integrity business. Synopsys’ Software Integrity business has been presented as a discontinued operation in the consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis unless otherwise noted.

“The fourth quarter was a strong finish to a transformational year for Synopsys. We achieved record financial results while doubling down on our strategy with the sale of our Software Integrity business and the pending acquisition of Ansys,” said Sassine Ghazi, president and CEO of Synopsys. “Looking ahead, the AI-driven reinvention of compute is accelerating the pace, scale and complexity of technology R&D, which expands our opportunity to solve engineering challenges from silicon to systems.”

“Continued strong execution drove excellent Q4 results, which exceeded the midpoint of our guidance targets and capped a year of 15% revenue growth for the company,” said Shelagh Glaser, CFO of Synopsys. “The combination of our execution focus, operating discipline, and the critical nature of our industry-leading technology positions us well for the future. In 2025, we expect to deliver double-digit revenue growth grounded in pragmatism given continued macro uncertainties and the impact of our fiscal year calendar change.”

Synopsys’ previously announced acquisition of Ansys is expected to close in the first half of 2025, subject to the receipt of required regulatory approvals and other customary closing conditions. This week marked the expiration of the Hart-Scott-Rodino (HSR) Act waiting period, and Synopsys is working cooperatively with Federal Trade Commission (FTC) staff to conclude the investigation and the staff’s review of Synopsys’ proposed remedies.

Continuing Operations

On September 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2024 was $279.3 million, or $1.79 per diluted share, compared to $346.1 million, or $2.23 per diluted share, for the fourth quarter of fiscal year 2023. GAAP net income for fiscal year 2024 was $1.442 billion, or $9.25 per diluted share, compared to $1.227 billion, or $7.91 per diluted share, for fiscal year 2023.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2024 was $529.9 million, or $3.40 per diluted share, compared to non-GAAP net income of $464.1 million, or $3.00 per diluted share, for the fourth quarter of fiscal year 2023. Non-GAAP net income for fiscal year 2024 was $2.058 billion, or $13.20 per diluted share, compared to non-GAAP net income of $1.636 billion, or $10.54 per diluted share, for fiscal year 2023.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other and (2) Design IP, which includes our interface, foundation, security, and embedded processor IP, IP subsystems, and IP implementation services.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2025. These targets reflect a change in Synopsys’ fiscal year from a 52/53-week period ending on the Saturday nearest to October 31 of each year to October 31 of each year. As a result of this change, there will be ten fewer days in the first half of fiscal year 2025 and two extra days in the second half of fiscal year 2025, which results in eight fewer days in the aggregate in Synopsys’ fiscal year 2025 as compared to its fiscal year 2024. These targets also assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Full Fiscal Year 2025 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending		Range for Fiscal Year Ending
	January 31, 2025		October 31, 2025
	Low	High	Low	High
Revenue	$1,435	$1,465	$6,745	$6,805
GAAP Expenses	$1,142	$1,162	$4,926	$4,983
Non-GAAP Expenses	$945	$955	$4,045	$4,085
Non-GAAP Interest and Other Income (Expense), net	$20	$22	$94	$98
Non-GAAP Tax Rate	16%	16%	16%	16%
Outstanding Shares (fully diluted)	156	158	157	159
GAAP EPS	$1.81	$1.95	$10.42	$10.63
Non-GAAP EPS	$2.77	$2.82	$14.88	$14.96
Operating Cash Flow			~ $1,800
Free Cash Flow(2)			~ $1,600
Capital Expenditures			~ $170

(1)	Synopsys’ first quarter of fiscal year 2025 will end on January 31, 2025 and its fiscal year 2025 will end on October 31, 2025.
(2)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ first quarter and fiscal year 2025 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2025 in February 2025.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of December 4, 2024. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the first quarter of fiscal year 2025, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fiscal year 2024 in its annual report on Form 10-K to be filed on or before January 2, 2025.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

Reconciliation of Fourth Quarter and Fiscal Year 2024 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2024 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
GAAP net income from continuing operations attributed to Synopsys	$279,281	$346,051	$1,441,710	$1,227,045
Adjustments:
Amortization of acquired intangible assets	54,258	14,886	104,220	50,477
Stock-based compensation	165,116	128,286	656,632	511,730
Acquisition/divestiture related items	62,428	4,016	172,638	13,831
Restructuring charges	—	(1,348)	—	53,091
Gain on sale of strategic investments	—	—	(55,077)	—
Tax settlement	—	—	—	(23,752)
Tax adjustments	(31,158)	(27,753)	(262,322)	(196,471)

Non-GAAP net income from continuing operations attributed to Synopsys	$529,925	$464,138	$2,057,801	$1,635,951

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
GAAP net income from continuing operations per diluted share attributed to Synopsys	$1.79	$2.23	$9.25	$7.91
Adjustments:
Amortization of acquired intangible assets	0.35	0.10	0.67	0.33
Stock-based compensation	1.06	0.83	4.21	3.30
Acquisition/divestiture related items	0.40	0.03	1.11	0.09
Restructuring charges	—	(0.01)	—	0.34
Gain on sale of strategic investments	—	—	(0.35)	—
Tax settlement	—	—	—	(0.15)
Tax adjustments	(0.20)	(0.18)	(1.69)	(1.28)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.40	$3.00	$13.20	$10.54

Shares used in computing net income per diluted share amounts:	155,991	154,845	155,944	155,195

(1)

Synopsys’ fourth quarter of fiscal year 2024 and 2023 ended on November 2, 2024 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

GAAP to Non-GAAP Tax Rate Reconciliation (1)(2)

(unaudited)

Twelve Months Ended
October 31, 2024
GAAP effective tax rate	6.6%
Stock-based compensation	2.9%
Income tax adjustments (3)	5.5%

Non-GAAP effective tax rate	15.0%

(1)

Synopsys’ fiscal year 2024 ended on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

(2)	Presented on a continuing operations basis.

(3)	The adjustments are primarily related to the differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

GAAP to Non-GAAP Reconciliation of 2025 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending
	January 31, 2025
	Low	High
Target GAAP expenses	$1,142,000	$1,162,000
Adjustments:
Amortization of acquired intangible assets	(12,000)	(15,000)
Stock-based compensation	(185,000)	(192,000)

Target non-GAAP expenses	$945,000	$955,000

	Range for Three Months Ending
	January 31, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$1.81	$1.95
Adjustments:
Amortization of acquired intangible assets	0.10	0.08
Stock-based compensation	1.22	1.18
Acquisition/divestiture related items (1)	0.08	0.06
Tax adjustments	(0.44)	(0.45)

Target non-GAAP earnings per diluted share attributed to Synopsys	$2.77	$2.82

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2025
	Low	High
Target GAAP expenses	$4,926,000	$4,983,000
Adjustments:
Amortization of acquired intangible assets	(46,000)	(51,000)
Stock-based compensation	(835,000)	(847,000)

Target non-GAAP expenses	$4,045,000	$4,085,000

	Range for Fiscal Year Ending
	October 31, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$10.42	$10.63
Adjustments:
Amortization of acquired intangible assets	0.32	0.29
Stock-based compensation	5.36	5.28
Acquisition/divestiture related items (1)	0.29	0.26
Tax adjustments	(1.51)	(1.50)

Target non-GAAP earnings per diluted share attributed to Synopsys	$14.88	$14.96

Shares used in non-GAAP calculation (midpoint of target range)	158,000	158,000

(1)

Adjustments reflect certain contractually obligated financing fees and related amortization expenses, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives including, among others, our long-term financial objectives, which include the anticipated effects of our pending acquisition of ANSYS, Inc. (the Ansys Merger); business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; planned acquisitions and their expected impact, including the Ansys Merger; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; the expected impact of U.S. and foreign government trade restrictions and regulatory changes, including export control restrictions and tariffs on our financial results; customer license renewals and the expected realization and timing of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); planned dispositions and their expected impact; customer demand and market expansion for our products and our customers’ products; our ability to successfully compete in the markets we serve; our planned product releases and capabilities; industry growth rates; software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, regulatory, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its fourth quarter and fiscal year 2024 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of December 4, 2024. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
Revenue:
Time-based products	$834,375	$780,725	$3,224,299	$3,016,256
Upfront products	520,939	441,494	1,802,222	1,400,125

Total products revenue	1,355,314	1,222,219	5,026,521	4,416,381
Maintenance and service	280,672	245,164	1,100,915	901,633

Total revenue	1,635,986	1,467,383	6,127,436	5,318,014
Cost of revenue:
Products	216,485	197,540	770,238	697,686
Maintenance and service	91,707	76,043	367,055	287,876
Amortization of acquired intangible assets	66,831	12,598	107,996	45,281

Total cost of revenue	375,023	286,181	1,245,289	1,030,843

Gross margin	1,260,963	1,181,202	4,882,147	4,287,171
Operating expenses:
Research and development	554,818	465,815	2,082,360	1,849,935
Sales and marketing	219,225	186,953	859,342	724,934
General and administrative	172,032	102,271	568,496	376,677
Amortization of acquired intangible assets	4,086	3,346	16,238	9,295
Restructuring charges	—	(1,348)	—	53,091

Total operating expenses	950,161	757,037	3,526,436	3,013,932

Operating income	310,802	424,165	1,355,711	1,273,239
Interest and other income (expense), net	12,077	(20,400)	158,147	32,231

Income before income taxes	322,879	403,765	1,513,858	1,305,470
Provision (benefit) for income taxes	62,084	60,409	99,718	90,188

Net income from continuing operations	260,795	343,356	1,414,140	1,215,282

Income from discontinued operations, net of income taxes	834,825	3,139	821,670	2,843

Net income	1,095,620	346,495	2,235,810	1,218,125
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(18,486)	(2,695)	(27,570)	(11,763)

Net income attributed to Synopsys	$1,114,106	$349,190	$2,263,380	$1,229,888

Net income attributed to Synopsys
Continuing operations	$279,281	$346,051	$1,441,710	$1,227,045
Discontinued operations	834,825	3,139	821,670	2,843

Net income	$1,114,106	$349,190	$2,263,380	$1,229,888

Net income per share attributed to Synopsys - basic:
Continuing operations	$1.81	$2.28	$9.41	$8.06
Discontinued operations	5.43	0.02	5.37	0.02

Basic net income per share	$7.24	$2.30	$14.78	$8.08

Net income per share attributed to Synopsys - diluted:
Continuing operations	$1.79	$2.23	$9.25	$7.91
Discontinued operations	5.35	0.03	5.26	0.01

Diluted net income per share	$7.14	$2.26	$14.51	$7.92

Shares used in computing per share amounts:
Basic	153,916	151,972	153,138	152,146

Diluted	155,991	154,845	155,944	155,195

(1)

Synopsys’ fourth quarter of fiscal year 2024 and 2023 ended on November 2, 2024 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2024	October 31, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$3,896,532	$1,433,966
Short-term investments	153,869	151,639

Total cash, cash equivalents and short-term investments	4,050,401	1,585,605
Accounts receivable, net	934,470	856,660
Inventories	361,849	325,590
Prepaid and other current assets	1,122,946	548,115
Current assets of discontinued operations	—	114,654

Total current assets	6,469,666	3,430,624
Property and equipment, net	563,006	549,837
Operating lease right-of-use assets, net	565,917	559,923
Goodwill	3,448,850	3,346,065
Intangible assets, net	195,164	239,577
Deferred income taxes	1,247,258	853,526
Other long-term assets	583,700	444,820
Long-term assets of discontinued operations	—	908,759

Total assets	$13,073,561	$10,333,131

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,163,592	$1,059,914
Operating lease liabilities	94,791	79,832
Deferred revenue	1,391,737	1,559,461
Current liabilities of discontinued operations	—	286,244

Total current liabilities	2,650,120	2,985,451
Long-term operating lease liabilities	574,065	579,686
Long-term deferred revenue	340,831	150,827
Long-term debt	15,601	18,078
Other long-term liabilities	469,738	381,531
Long-term liabilities of discontinued operations	—	33,257

Total liabilities	4,050,355	4,148,830

Redeemable non-controlling interest	30,000	31,043
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,112 and 152,053 shares outstanding, respectively	1,541	1,521
Capital in excess of par value	1,211,206	1,276,152
Retained earnings	8,984,105	6,741,699
Treasury stock, at cost: 3,148 and 5,207 shares, respectively	(1,025,770)	(1,675,650)
Accumulated other comprehensive income (loss)	(180,380)	(196,414)

Total Synopsys stockholders’ equity	8,990,702	6,147,308
Non-controlling interest	2,504	5,950

Total stockholders’ equity	8,993,206	6,153,258

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$13,073,561	$10,333,131

(1)

Synopsys’ fiscal year 2024 and 2023 ended on November 2, 2024 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,235,810	$1,218,125
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	295,065	247,120
Reduction of operating lease right-of-use assets	97,273	97,705
Amortization of capitalized costs to obtain revenue contracts	73,587	82,190
Stock-based compensation	692,316	563,292
Allowance for credit losses	19,724	19,932
Gain on sale of strategic investments	(55,077)	—
Gain on divestitures, net of transaction costs	(868,830)	—
Amortization of bridge financing costs	33,677	—
Deferred income taxes	(407,649)	(211,045)
Other	(1,295)	13,295
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(103,460)	(178,432)
Inventories	(51,449)	(123,752)
Prepaid and other current assets	(410,432)	(106,396)
Other long-term assets	(168,255)	(100,618)
Accounts payable and accrued liabilities	187,564	170,496
Operating lease liabilities	(96,966)	(73,281)
Income taxes	(73,215)	198,078
Deferred revenue	8,641	(113,435)

Net cash provided by operating activities	1,407,029	1,703,274
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sales of short-term investments	138,961	130,435
Purchases of short-term investments	(136,821)	(131,079)
Proceeds from sales of strategic investments	55,696	8,492
Purchases of strategic investments	(1,293)	(435)
Purchases of property and equipment, net	(123,161)	(189,618)
Acquisitions, net of cash acquired	(156,947)	(297,692)
Proceeds from business divestiture, net of cash divested	1,446,578	—
Capitalization of software development costs	—	(2,204)

Net cash provided by (used in) investing activities	1,223,013	(482,101)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,607)	(2,603)
Payment of bridge financing and term loan costs	(72,265)	—
Issuances of common stock	232,212	252,986
Payments for taxes related to net share settlement of equity awards	(337,541)	(241,408)
Purchase of equity forward contract	—	(45,000)
Purchases of treasury stock	—	(1,160,724)
Other	(1,096)	(122)

Net cash used in financing activities	(181,297)	(1,196,871)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,797	(2,979)

Net change in cash, cash equivalents and restricted cash	2,457,542	21,323
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	1,441,187	1,419,864

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	3,898,729	1,441,187
Less: Cash, cash equivalents and restricted cash from discontinued operations	—	4,947

Cash, cash equivalents and restricted cash from continuing operations	$3,898,729	$1,436,240

(1)

Synopsys’ fiscal year 2024 and 2023 ended on November 2, 2024 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)(5)

(in millions)

	Three Months Ended October 31, 2024	Three Months Ended October 31, 2023	Twelve Months Ended October 31, 2024	Twelve Months Ended October 31, 2023
Revenue by segment
- Design Automation	$1,118.2	$953.7	$4,221.1	$3,775.3
% of Total	68.3%	65.0%	68.9%	71.0%
- Design IP	$517.8	$513.7	$1,906.3	$1,542.7
% of Total	31.7%	35.0%	31.1%	29.0%
Adjusted operating income by segment
- Design Automation	$413.3	$311.1	$1,631.9	$1,413.9
- Design IP	$189.9	$236.4	$730.2	$514.1
Adjusted operating margin by segment
- Design Automation	37.0%	32.6%	38.7%	37.5%
- Design IP	36.7%	46.0%	38.3%	33.3%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(5)

(in millions)

	Three Months Ended October 31, 2024	Three Months Ended October 31, 2023	Twelve Months Ended October 31, 2024	Twelve Months Ended October 31, 2023
GAAP total operating income – as reported	$310.8	$424.2	$1,355.7	$1,273.2
Other expenses managed at consolidated level
-Amortization of acquired intangible assets (3)	70.9	15.9	124.2	54.6
-Stock-based compensation (3)	165.4	128.6	657.9	513.1
-Non-qualified deferred compensation plan	9.2	(23.9)	85.4	20.2
-Acquisition/divestiture related items (4)	47.0	4.0	138.7	13.8
-Restructuring charges	—	(1.3)	—	53.1

Total adjusted segment operating income	$603.2	$547.5	$2,362.1	$1,928.0

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.

(2)

Synopsys’ fourth quarter of fiscal year 2024 and 2023 ended on November 2, 2024 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.

(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net, in our unaudited condensed consolidated statements of income.

(5)	Presented on a continuing operations basis.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain first quarter and full fiscal year 2025 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and have no direct correlation to the core operation of our business. Further, because we do not acquire businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 16% for fiscal year 2025.